CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 58 to Registration Statement Amendment No. 33-84546 on Form N-1A of our report dated February 13, 2015, relating to the financial statements and financial highlights of Pioneer Select
Mid Cap Growth VCT Portfolio, Pioneer Fund VCT Portfolio, Pioneer Real Estate VCT Portfolio, Pioneer Bond VCT Portfolio, Pioneer Strategic Income VCT Portfolio, Pioneer Disciplined Value VCT Portfolio, Pioneer Emerging Markets VCT Portfolio, Pioneer
Equiy Income VCT Portfolio, Pioneer High Yield VCT Portfolio and Pioneer Mid Cap Value VCT Portfolio, portfolios constituting Pioneer Variable Contracts Trust (the "Trust"), appearing in the Annual Report on Form N-CSR of the Trust for the year ended December 31, 2014. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.



/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 24, 2015